UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 13, 2009

CLEAR CHANNEL

COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-9645	74-1787539
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of principal executive offices, zip code)

(210) 822-2828

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2009, Clear Channel Communications, Inc. (the “Company”) filed a Form 8-K disclosing that Clear Channel Outdoor Holdings, Inc. (“Clear Channel Outdoor Holdings”), an indirect subsidiary of the Company, announced that Mr. Paul J. Meyer will retire from his current position as the President and Chief Executive Officer - Americas of Clear Channel Outdoor, Inc. (“Clear Channel Outdoor”). At that time, the revisions to Mr. Meyer’s separation arrangements were still being finalized.

The Company is filing this Form 8-K/A to report that the on December 7, 2009, Mr. Meyer entered into a new employment agreement with Clear Channel Outdoor. As discussed above, Mr. Meyer will retire from his positions as of December 31, 2009. Mr. Meyer will continue to be compensated at his current annual base salary of $675,000 through December 31, 2009. As of January 1, 2010, Mr. Meyer will perform consulting duties for Clear Channel Outdoor and will serve as President and Chief Executive Officer of Clear Channel Digital, LLC ( “Clear Channel Digital”), an indirect subsidiary of Clear Channel Outdoor Holdings. Under the terms of the new employment agreement, Mr. Meyer will be an employee of Clear Channel Outdoor and seconded to Clear Channel Digital. In addition, Clear Channel Outdoor will pay Mr. Meyer bonus payments totaling $1,500,000 ($1,000,000 of which is to be paid on January 10, 2010 and $500,000 of which is to be paid on January 10, 2011). Mr. Meyer will also receive a performance bonus of $187,500 payable on January 10, 2010 and will be eligible to receive an additional performance bonus based on EBITDA to be payable by February 1, 2010. Mr. Meyer will serve as a consultant from January 1, 2010 through December 31, 2012. In compensation for his consulting duties, Mr. Meyer’s salary for the period from January 1, 2010 through December 31, 2010 will be $675,000, per year. For the period from January 1, 2011 through December 31, 2011, Mr. Meyer’s salary will be $500,000 per year. For the period from January 1, 2012 through December 31, 2012, Mr. Meyer’s salary will be $325,000 per year. Mr. Meyer’s stock options and restricted stock will continue on their vesting schedule. Subject to the approval of the Compensation Committee of each of Clear Channel Outdoor and Clear Channel Outdoor Holdings, the expiration date of Mr. Meyer’s 365,000 options dated November 11, 2005 at the price of $18 per share will be extended two years through November 10, 2014. Under the new employment agreement, Mr. Meyer will continue to receive the same benefits he currently receives. As compensation for his secondment assignment, Clear Channel Digital will pay Mr. Meyer a commission based on the company’s financial performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.

Date: December 11, 2009	By:	/s/ HERBERT W. HILL, JR.
	Name:	Herbert W. Hill, Jr.
	Title:	Senior Vice President and Chief Accounting Officer